UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): January 9, 2009


                      UCI MEDICAL AFFILIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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

    Delaware                                                       0-13265             59-2225346
(State or Other Jurisdiction of Incorporation)         (Commission File Number)(I.R.S. Employer Identification)
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                4416 Forest Drive, Columbia, South Carolina 29206
          (Address, Including Zip Code of Principal Executive Offices)



                                 (803) 782-4278
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         As previously announced, on December 10, 2008, the Audit Committee of the Board of Directors (the "Audit Committee") of UCI Medical Affiliates, Inc. (the "Company") commenced an internal investigation of certain accounting irregularities with respect to the Company's internal controls and improper expense reimbursements to Jerry F. Wells, Jr., the former Executive Vice-President of Finance, Chief Financial Officer, and Secretary of the Company. The Audit Committee, with the assistance of outside counsel and forensic accounting experts, has continued to conduct its inquiry concerning the improper expense reimbursements and other disbursements requested by and processed on Mr. Wells' behalf.

         As a result of the preliminary findings of the investigation, which is ongoing, the Company currently expects to restate its audited financial statements for the year ended September 30, 2006 and the interim periods in fiscal year 2006 due to errors associated with the improper expense reimbursements and other disbursements requested by and processed on Mr. Wells' behalf. Accordingly, on January 9, 2009, the Audit Committee determined that the Company's previously issued financial statements for the fiscal year ended September 30, 2006 and the related report of the Company's independent registered accounting firm and the unaudited condensed consolidated financial statements for each of the fiscal quarters during such year, should no longer be relied upon. Similarly, related press releases and reports describing the Company's financial results for the aforementioned period should no longer be relied upon. The investigation is continuing, and the Company is also evaluating the impact of the aforementioned matters on the Company's audited financial statements for each of the fiscal years ended September 30, 2003, 2004, 2005 and 2007 and its unaudited condensed financial statements for each of the fiscal quarters during such years and the first three fiscal quarters of 2008. Depending on the results of this evaluation, the Company may also determine that it will restate any or all of these additional prior period financial statements.

         Based on the findings of the investigation to date, the Company currently believes that its cumulative pre-tax income as reported for the six-year period ended September 30, 2008 would be reduced by approximately $1 million (or $800 thousand, net of depreciation offset), if certain fixed asset accounts on the Company's balance sheets were adjusted to write off improperly recorded assets related to these matters. These estimates do not include additional amounts of potentially improper expense reimbursement and disbursements under investigation that were recorded as expenses on the Company's income statements during the six-year period. Although such items that were expensed may ultimately represent cash defalcation losses to the extent the Company is ultimately unable to recover or offset such amounts, the Company believes that the effect of these expensed items on previously reported net income is likely to be neutral. As noted, the estimates above do not include any amounts that may be recovered from Mr. Wells, who is currently cooperating with the Company in the investigation.

         As a result of these matters, the Company believes that it has one or more material weaknesses in its internal control over financial reporting and related deficiencies in its disclosure controls and procedures. The Company currently believes these deficiencies relate primarily to internal controls over the authorization of certain transactions executed by executive management. The Company expects that in its annual report of management on internal control over financial reporting to be included in the Company's Form 10-K for the year ended September 30, 2008 (the "2008 10-K"), it will conclude that its internal control over financial reporting was not effective as of September 30, 2008 because of one or more material weaknesses related to these matters. In conjunction with the investigation and its findings, the Company currently is undertaking measures to remediate these weaknesses and deficiencies by designing and implementing new controls, as well as strengthening existing controls, regarding these matters.

         The Audit Committee has discussed these preliminary findings and the matters disclosed in this Item 4.02(a) with Scott McElveen, LLP, the Company's independent registered accounting firm.

         As previously announced by the Company in its Form 12b-25 filed with the Securities and Exchange Commission on December 30, 2008, the Company expects to report revenues of $77.3 million for the year ended September 30, 2008 compared to revenues of $71.9 million for the preceding year. The expected 7% increase is due to the opening of four additional medical offices in 2008 and the continued maturation of six offices opened in 2007. Revenues for the year ended September 30, 2006 were $63.7 million. Until the Audit Committee concludes its investigation and the Company concludes the work necessary to restate its prior period financial statements, the Company will not be in a position to provide information regarding its operating and other costs and expenses or its results of operations for the periods covered by the subject report or any reasonable estimates of anticipated changes in results of operations from the previous fiscal years.

         Because the investigation is not yet concluded and because of the additional work the Company and its auditors will need to perform in connection with the restatement of prior period financial statements, the Company was unable to file its 2008 Form 10-K before the conclusion of the 15-day extension deadline. Although the Company cannot at this time estimate when it will be in a position to file its restated financial statements and its 2008 Form 10-K, it is diligently pursuing these matters and intends to make the filings as soon as reasonably practicable after the conclusion of the investigation and completion of work regarding its restated financial statements.

         Based on the status of the investigation to date, the Company currently believes that such irregularities have been limited to internal controls and transactions involving the safeguarding of assets and that its financial condition will not be materially adversely affected by this event; however, the investigation is ongoing, and the Company can give no assurance as to the ultimate findings of the investigation or the impact of these matters on the Company's results of operations or financial condition as reported for prior periods or as expected to be reported for its recently completed fiscal year.

Advisory Note Regarding Forward-Looking Statements

         Certain of the statements contained in this Report on Form 8-K are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this Form 8-K that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from our current expectations or any results expressed or implied by such forward-looking statements. Specifically, our statements in this Form 8-K regarding the status, preliminary indications and ongoing nature of the internal investigation, and our expectations regarding the financial statements that we intend to restate or may restate, as well as any estimated amounts and impact of potential adjustments in any restated financial statements are forward-looking statements. Factors that could cause actual results to differ from current expectations include, among other things, additional developments in and findings of the ongoing investigation, the possible impact of such developments, factors that may affect the timing of and ability to complete the investigation and the time needed for the Company, its counsel and outside auditors to review these matters, any matters arising from the review and preparation of adjustments to our previously issued financial statements and the impact of all such matters on reports filed or to be filed with the Securities and Exchange Commission. These possible impacts include, but are not limited to, the following: damage to our business or reputation; the discovery of items that require additional or greater than expected adjustment to, or restatement of, our historical financial statements; impairment of our ability to prepare and timely file with the Securities and Exchange Commission our future financial reports; possible litigation or regulatory action; or ancillary impacts on our relationships or agreements with employees, vendors, lenders or other constituencies important to our business. We can give no assurance that one or more of these impacts, or other unexpected effects, may result from the internal investigation or expected restatement of our historical financial statements, any one of which could materially and adversely affect our business, results of operations, financial condition, or trading price of our common stock. Other risks we face are described in the Company's annual report on Form 10-K for the year-ended September 30, 2007 and in other reports we file with or furnish to the Securities and Exchange Commission from time to time.

                                   SIGNATURES

         Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                 UCI MEDICAL AFFILIATES, INC.




                                                 By: /s Joseph A. Boyle, CPA
                                                 Joseph A. Boyle, CPA
                                                 Title:  Chief Financial Officer
Date: January 15, 2009